KIRKPATRICK & LOCKHART LLP
                        1800 MASSACHUSETTS AVENUE, N.W.
                                  2ND FLOOR
                         WASHINGTON, D.C.  20036-1800
                           TELEPHONE (202) 778-9000
                           FACSIMILE (202) 778-9100


                               October 27, 1997



INVESCO Growth Fund, Inc.
7800 E. Union Avenue
Denver, Colorado  80237

Dear Sir/Madam:

      INVESCO Growth Fund, Inc. ("Fund") is a corporation organized under the laws of the State of Maryland on July 8, 1935. You have requested our opinion regarding certain matters in connection with the Fund's issuance of shares of its capital stock (the "Shares").

      We have, as counsel, participated in various business and other proceedings relating to the Fund. We have examined copies, either certified or otherwise proved to be genuine, of the Articles of Incorporation and By-Laws of the Fund, the minutes of meetings of its board of directors and other documents relating to its organization and operation, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the Shares of the Fund may be legally and validly issued in accordance with the Fund's Articles of Incorporation and By-Laws and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state laws regulating the offer and sale of securities; and when so issued, the Shares will be legally issued, fully paid and non-assessable by the Fund.

      We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 72 to the Fund's Registration Statement on Form N-1A (File No. 2-11236) to be filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Legal Counsel" in the Statement of Additional Information filed as part of the Registration Statement.

                           Very truly yours,

                           KIRKPATRICK & LOCKHART LLP



                           By:   /s/ Susan M. Casey
                                 ------------------
                                 Susan M. Casey